Exhibit 99.9


                               SAN JOAQUIN BANCORP
                        INCENTIVE STOCK OPTION AGREEMENT

     THIS AGREEMENT is dated the ______ day of ________________, ______, by and between San Joaquin Bancorp, a California corporation (the "Company"), and ___________ ("Optionee").

     WHEREAS, pursuant to the San Joaquin Bancorp 1999 Stock Incentive Plan (the "Plan"), the Company wishes to grant to Optionee an option to purchase shares of the common stock of the Company, upon the terms and conditions provided herein; and

     WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

     NOW, THEREFORE, it is hereby agreed:

     1. Grant of Option. Subject to the terms and conditions set forth in the Plan and this Agreement, the Company hereby grants to Optionee an option to purchase all or any part of _______________ Common Shares (the "Option") for the purchase price of $_________ per Share (the "Exercise Price").

     2. Exercisability. The Option shall become exercisable with respect to the Shares underlying the Option, as follows:

20% of the Shares on ____________      20% of the Shares on ______________
20% of the Shares on ____________      20% of the Shares on ______________
20% of the Shares on ____________

         The Option shall remain exercisable until the date that is ten (10) years from the date of this Agreement, unless the Option has otherwise expired or terminated earlier in accordance with the provisions hereof; provided, however, if the Optionee possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of any Parent or Subsidiary, on the date of this Agreement, then the Option shall remain exercisable until the date that is five (5) years from the date of this Agreement, unless the Option has otherwise expired or terminated earlier in accordance with the provisions hereof. Shares as to which the Option becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of the Option. Notwithstanding the preceding provisions of this paragraph, upon receipt of notice from the Board of the pendency of dissolution or liquidation of the Company, or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving corporation, or sale of substantially all the assets and property of the Company to another person, or in the event of any other transaction involving the Company where there is a change in ownership of the Company of at least twenty-five percent (25%), except as may result from a transfer of shares to another corporation in exchange for at least eighty percent (80%) control of that corporation (a "Terminating Event"), the Option shall be exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued. Upon the date specified in said

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notice, the Option or any portion hereof not exercised shall terminate, unless provision is made in connection with the Terminating Event for assumption of the Option or for substitution of the Option with new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, with appropriate adjustments as to number and kind of shares and prices.

     3. EXERCISE OF OPTION. The Option may be exercised by ten (10) days' written notice delivered to the Company (in the form prescribed by the Committee), stating the number of Shares with respect to which the Option is being exercised, together with cash in the amount of the Exercise Price for such Shares. Not less than ten (10) Shares may be purchased at any one time unless the number purchased is the total number which may be purchased under the Option. Upon exercise, Optionee shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due. In lieu of cash, Optionee may surrender to the Company a number of Shares, owned by Optionee for more than six (6) months at the time of surrender, having the same aggregate Fair Market Value as the aggregate Exercise Price for the number of Shares with respect to which the Option is being exercised.

     4. CESSATION OF EMPLOYMENT. If Optionee shall cease to be employed by the Company, or any Parent, Subsidiary or Affiliate, for any reason other than Optionee's death or disability, the Option shall expire thirty (30) days thereafter, or on the expiration date specified in Section 2 hereof, whichever is earlier. Before such expiration, Optionee shall have the right to exercise the Option as to those Shares with respect to which installments, if any, had accrued under Section 2 hereof. Notwithstanding the foregoing, any transfer of Optionee's employment between or among the Company, or any Parent, Subsidiary or Affiliate, will not be deemed a termination of employment for purposes of this
Section 4.

     5. NONTRANSFERABILITY; DEATH OR DISABILITY OF OPTIONEE. The Option shall not be transferable, except by will or by the laws of descent and distribution, and shall be exercisable by Optionee only during his or her lifetime. If Optionee shall cease to be employed by the Company, or any Parent, Subsidiary or Affiliate, due to Optionee's death or disability, or if Optionee dies or becomes disabled during the thirty-day period referred to in Section 4 hereof, the Option shall expire six (6) months after the date of Optionee's death or disability, or on the expiration date specified in Section 2 hereof, whichever is earlier. After Optionee's death but before such expiration, the persons to whom Optionee's rights under the Option shall have passed, by will or by the applicable laws of descent and distribution, shall have the right to exercise the Option as to those Shares for which installments had accrued under Section 2 hereof as of the date of Optionee's death.

     6. EMPLOYMENT. This Agreement shall not obligate the Company, or any Parent, Subsidiary or Affiliate, to employ Optionee for any period, nor shall it interfere in any way with the right of the Company, or any Parent, Subsidiary or Affiliate, to reduce Optionee's compensation.

     7. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall have no rights as a stockholder with respect to the Common Shares subject to the Option until the date of issuance of stock certificates to Optionee. Except as provided in
Section 9 of the Plan, no adjustment will be made for dividends or other rights

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for which the record date is prior to the date such stock certificates are issued.

     8. MODIFICATION AND TERMINATION. The rights of Optionee are subject to modification and termination in certain events as provided under the terms of the Plan.

     9. NOTIFICATION OF SALE. Optionee agrees that Optionee, or any person acquiring Shares upon exercise of the Option, will notify the Company not more than five (5) days after any sale or disposition of such Shares.

     10. INCENTIVE STOCK OPTION. The Option is intended to qualify as an ISO under Section 422 of the Code, and will be interpreted consistent with that intent to the extent possible under applicable law.

     11. LIMITATION ON PAYMENTS. Optionee hereby acknowledges and agrees to the terms and conditions of Article 12 of the Plan.

     12. RECEIPT OF PLAN. Optionee acknowledges that Optionee has received a complete copy of the Plan, and fully understands its terms and conditions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SAN JOAQUIN BANCORP


By:                                  ________________________________
   ---------------------             [NAME OF OPTIONEE]

Name:                                Address:       _______________________
                                                    _______________________
Title:                                              _______________________
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